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7.125% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK PAR VALUE $0.01 CERTIFICATE NUMBER	7.125% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY SHARES
CUSIP 866674203 SEE REVERSE FOR CERTAIN DEFINITIONS

SUN COMMUNITIES, INC.
ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT
IS THE OWNER OF
FULLY PAID AND NONASSESSABLE SHARES OF 7.125% SERIES A CUMULATIVE
REDEEMABLE PREFERRED STOCK OF THE PAR VALUE OF $0.01 PER SHARE OF

SUN COMMUNITIES, INC., TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.
THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL OF THE PROVISIONS OF THE CHARTER OF THE CORPORATION, TO ALL OF WHICH THE HOLDER, BY ACCEPTANCE HEREOF, ASSENTS.
WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
DATED        DD-MMM-YYYY
COUNTERSIGNED AND REGISTERED:

______________________________ [SEAL OMITTED]	COMPUTERSHARE TRUST COMPANY, N.A.,
Chief Executive Officer and President            TRANSFER AGENT AND REGISTRAR,

_______________________________             BY: _____________________________________
Executive Vice President, Secretary,                 AUTHORIZED SIGNATURE
Treasurer and Chief Financial Officer

SUN COMMUNITIES, INC.
The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the charter of the Corporation, no Person may Beneficially Own shares of Common Stock and/or Preferred Stock in excess of nine and eight-tenths percent (9.8%) (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the number or value of the outstanding Equity Stock of the Corporation (unless such Person is an Exempt Holder). Any Person who attempts or proposes to Beneficially Own shares of Common Stock and/or Preferred Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Stock which will be held in trust by the Corporation.
The Corporation has the authority to issue more than one class of stock. The Corporation will furnish without charge to any stockholder upon request a full statement of the: (1) designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, in any, of each class of stock which the Corporation is authorized to issue (including the securities represented by this certificate), (2) relative rights and preferences between shares of each series of preferred stock to the extent they have been set; and (3) authority of the Board of Directors to set relative rights and preferences of any subsequent series of preferred stock. Inquiries should be made to the Corporation’s secretary at the Corporation’s principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entirety JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT _____________Custodian____________________
                                                   (Cust) (Minor)
                               Under Uniform Gifts to Minors Act ______________
                                                                                                        (State)
UNIF TRF MIN ACT _____________Custodian (until age ____________)
                                               (Cust)
                     _____________under Uniform Transfers to Minors Act_____
                                 (Minor) (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto _______________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE ____________________________________
_____________________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND ASSIGNEE)

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_______________________________________________________________________________________ Shares
of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________________ Attorney
to transfer the said stock on the book of the within named Corporation with full power of substitution in the premises.

Dated_________________20____________________

Signature: ___________________________________

Signature: ___________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURES(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURUANT TO S.E.C. RULE 17Ad-15.